SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	September 26, 2011

DUTCH GOLD RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30805	84-1125214
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Lenox Road, N.E., Suite 1500, Atlanta, Georgia	30346
(Address of Principal Executive Offices)	(Zip Code)

(404) 419-2440
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 26, 2011, the Registrant entered into a Mining Lease Agreement (the “Agreement”) with the Bilbray Trust and the Johnston Trust (collectively, the “Trusts”) for the Minnie Moore Mine located in Blaine County, Idaho (the “Property”).

Pursuant to the Agreement, the Registrant was granted a license to use the Property for the purpose of exploring, evaluating, developing, mining and all necessary associated activities commensurate with such exploration and mining for an initial period of ten years and two ten year extension periods.  The Agreement provides for an annual lease payment of $50,000 for the second half of the initial term, $75,000 for the third five year period and $100,000 for the fourth five year period   The Registrant is also required to make advance production payments of $10,000 per month (“Advance Production Payments”).  Upon commencement of the production of ore from the Property, in addition to the Advance Production Payment, the Company shall pay to the Trusts the greater of $10,000 paid monthly or a net smelter royalty of 4.00% of the funds paid from the smelter to the Company (the “Royalties”) . The Company will also pay to the Trusts a profit participation fee of 14.00% of the net profits of production of ore from the Property (“Profit Participation”).  In consideration of the lease, the Registrant granted options to each of the Trusts to purchase 5,250,000 shares of the Registrant’s common stock at the exercise price of $1,000.00.  The options shall vest when operations from the mine have generated net revenues of $10,000,000.

The Registrant was also granted the right to purchase the Property for the purchase price of $15,000,000 (the “Purchase Price”).  Any payments made to the Trusts from the production of ore at the Property, including Advance Profit Payments, Net Smelter Royalties and/or Profit Participation, would be applied against the Purchase Price

On September 27, 2011, the Registrant and its wholly-owned subsidiary, DGRI Mining Services Corporation (the “Company”), entered into a Consulting Agreement with Carl Johnston for services to the Company related to the exploration, development and production of precious metals from the Property.  The agreement provides for compensation in the amount of $5,000 per month and the term of the consulting agreement is for one year and is automatically renewed unless cancelled by either party.

Item 9.01.	Financial Statements and Exhibits

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Mining Lease Agreement among Dutch Gold Resources, Inc., Bilbray Trust and Johnston Trust
10.2	Consulting Agreement with Carl Johnston

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

DUTCH GOLD RESOURCES, LLC

Date: September 29, 2011	By:	/s/ Daniel W. Hollis
Daniel W. Hollis Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Mining Lease Agreement among Dutch Gold Resources, Inc., Bilbray Trust and Johnston Trust
10.2	Consulting Agreement with Carl Johnston